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EXHIBIT 5.1

                                 BRAUN & COMPANY
                                 ---------------
                           BARRISTERS AND SOLICITORS*



November 4, 2004



Board of Directors
Sound Revolution Inc.
3955 Graveley Street, Suite 507
Burnaby, BC V6C 3T4

Dear Sirs and Madams:

RE:      OPINION WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR
         SOUND REVOLUTION INC.
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You have requested the opinion and consent of this law firm, with respect to the proposed issuance and public distribution of certain securities of Sound Revolution Inc. pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

The proposed offering of 269,814 shares of Common Stock of Sound Revolution Inc., $0.0001 par value, are to be offered and sold to the public pursuant to a Form SB-2 Registration Statement. It is our opinion that the shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Sound Revolution Inc. in accordance with the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Yours truly,



/s/ Thomas A. Braun

Thomas A. Braun